Exhibit 10.1

Certain identified information in this Agreement denoted with “[***]” has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and of the type that the registrant treats as private and confidential.

TRANSACTION AGREEMENT

This TRANSACTION AGREEMENT (the “Agreement”) is entered into effective as of March 5, 2025, by and between Lithium Americas Corp., a corporation existing under the laws of the Province of British Columbia, Canada (the “Company”), OMF Trading IV LLC (the “Buyer”). Certain capitalized terms used herein are defined in Annex I hereto or in the Notes, as the context requires.

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon: (i) the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and (ii) an exemption from the prospectus requirements of applicable Canadian Securities Laws.

B. The Company has approved the issuance of senior unsecured convertible notes of the Company, in the form attached hereto as Exhibit A (the “Notes”, which, for greater certainty, shall include both the Initial Notes and the Delayed Notes (each as defined below)), which Notes shall be convertible into the Company’s common shares, no par value per share (the “Common Shares”) (the Common Shares issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.

C. The Buyer wishes to purchase and the Company wishes to sell, upon the terms and conditions stated in this Agreement, up to $225,000,000 in aggregate principal amount of Notes consisting of (i) $195,000,000 of Notes (the “Initial Notes”) at the Initial Closing (as defined below) and (ii) $30,000,000 in additional Notes (such additional Notes, the “Delayed Notes”) at the Delayed Closing (as defined below), provided, with respect to this clause (ii), that the Delayed Closing has occurred prior to the date that is the two year anniversary of the Initial Closing Date.

D. At the Initial Closing, the Company and the Buyer shall execute and deliver a Registration Rights Agreement, in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights to the Buyer with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Notes shall be an unsecured obligation of the Company.

F. The Notes and the Conversion Shares are collectively referred to herein as the “Securities”.

G. The Company has also approved the entry into a production payment agreement with the Buyer, in the form attached hereto as Exhibit C (the “Production Payment Agreement”), whereby, in consideration for the payment by the Buyer to the Company of the sum of $25,000,000 (the “Purchase Payment”) at the Initial Closing, the Company shall pay to the Buyer certain production payments in respect of minerals at the Project Property, on and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES; PRODUCTION PAYMENT AGREEMENT.

(a) Initial Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below as provided therein, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on the Initial Closing Date, Notes in an aggregate principal amount of $195,000,000 (the “Initial Closing”).

(b) Delayed Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Section 7 below as provided therein, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on the Delayed Closing Date, Notes in an aggregate principal amount of $30,000,000 (the “Delayed Closing”).

(c) Production Payment Agreement Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below as provided therein, and in consideration for the respective promises and covenants of Company contained in the Production Payment Agreement, the Buyer shall pay, and the Company shall accept a sum of $25,000,000 on the Initial Closing Date (the “Prepay Closing” and, together with the Initial Closing and the Delayed Closing, the “Closings”). The Prepay Closing will occur contemporaneously with the Initial Closing and for the purposes of this Agreement, the “Initial Closing” shall include the transactions contemplated in Sections 1(a) and 1(c).

(d) Initial Closing Date; Delayed Closing Date. The date and time of the Initial Closing and the Delayed Closing shall each be 10:00 a.m., New York City time, on (i) with respect to the Initial Closing, the Business Day immediately after the day (or such other date and time as is mutually agreed to by the Company and the Buyer) on which all of the conditions to the Initial Closing set forth in Sections 5 and 6 below have been satisfied or waived with respect to the Initial Closing (the date of the Initial Closing, as determined in accordance with the foregoing, the “Initial Closing Date”) and (ii) with respect to the Delayed Closing, the Business Day that is five (5) Business Days immediately after the day (or such other date and time as is mutually agreed to by the Company and the Buyer) on which all of the conditions to the Delayed Closing set forth in Section 7 below have been satisfied or waived with respect to the Delayed Closing, provided that the Company has provided prior written notice of the anticipated Delayed Closing to the Buyer; provided further, that in no event may the Delayed Closing occur on a date that is later than the two year anniversary of the Initial Closing Date, and the obligation to complete the Delayed Closing shall expire after such two year anniversary (the date of the Delayed Closing, as determined in accordance with the foregoing, the “Delayed Closing Date” and, together with the Initial Closing Date, the “Closing Dates”). The Closings shall be undertaken remotely by electronic transfer of Closing documentation.

(e) Notes Purchase Price. The aggregate principal amount of the Notes to be purchased by the Buyer at the applicable Closing (the “Purchase Price”) shall be the amount set forth opposite the Buyer’s name in column (4) of the Buyer Schedule (less, in the aggregate, any amounts withheld pursuant to Section 4(e) hereof). On the applicable Closing Date, (i) the Buyer shall pay $985.00 for each $1,000.00 of principal amount of Notes to be purchased by the Buyer at such Closing (less, in the aggregate, any amounts withheld pursuant to Section 4(e) hereof) to the Company by wire transfer of immediately available funds in accordance with the Company’s written wire instructions on Company letterhead signed by an authorized representative of the Company and (ii) the Company shall deliver to the Buyer the Notes, which the Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of the Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company and the Placement Agents (as defined herein), as of the date hereof and as of the applicable Closing Date, that:

(a) No Public Sale or Distribution. The Buyer is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to convert the Notes at any time in accordance with the terms thereof and/or dispose of the Securities at any time in accordance with or pursuant to an effective registration statement under the Securities Act or an exemption from such registration and in compliance with applicable federal and state securities laws. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute or effect any distribution of any of the Securities (or any securities that are derivatives thereof). For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, and any Governmental Authority or any department or agency thereof. Notwithstanding the foregoing, the Buyer agrees not to dispose of any of the Securities (other than the disposition of the Notes upon conversion into Conversion Shares) while they are subject to any hold period under applicable Canadian Securities Laws unless such disposal is in compliance with an exemption from the prospectus requirements of applicable Canadian Securities Laws.

(b) Accredited Investor Status. At the time the Buyer was offered the Securities, it was, and as of the date hereof and as of the applicable Closing Date is, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (“Regulation D”) as is promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

(c) Canadian Accredited Investor Status. At the time the Buyer was offered the Securities, it was, and as of the date hereof and as of the applicable Closing Date, is eligible for the prospectus exemption provided by Section 2.3 of National Instrument 45-106 – Prospectus

Exemptions and has entered into this Agreement as principal. The Buyer is an “accredited investor” in reliance on paragraph (m) of the definition of “accredited investor” in Section 1.1 of NI 45-106 and was not created or used solely to purchase or hold securities as an accredited investor under that paragraph (m). The Buyer is not an “insider” of the Company or a “registrant” (each as defined under applicable Canadian Securities Laws).

(d) Reliance on Exemptions. As of the applicable Closing Date, the Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(e) Exempt Offering. As of the applicable Closing Date, the Buyer has not taken any action that would cause the loss of any exemption from registration under the Securities Act applicable to the issuance of the Notes or the Common Shares issuable upon conversion of the Notes.

(f) No Governmental Review. The Buyer understands that no United States or Canadian federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Purchase for Investment. As of the applicable Closing Date, the Buyer understands that, except as provided in the Registration Rights Agreement and in the terms of the Notes: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (C) the Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (“Rule 144” and “Rule 144A”, respectively) or to an accredited investor in a private transaction exempt from the registration requirements of the Securities Act; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; or (D) such transaction relates solely to the conversion of the Notes into Conversion Shares, which the Company and the Buyer understand and agree will be exempt under Section 3(a)(9) of the Securities Act. Notwithstanding the foregoing, (A) the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g), for effecting a pledge of Securities and (B) the Securities may be transferred to Affiliates of the Buyer. The Buyer (1) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision and (2) (I) has performed such investigations it deems necessary in order to make an informed investment decision and (II) can bear the economic risk of (x) an investment in the Securities and (y) a total loss in respect of such investment. The Buyer has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Securities and to protect its own interest in connection with such investment.

(h) Legends. The Buyer understands that the certificates or other instruments representing the Notes and the book-entry accounts maintained by the Company’s transfer agent representing the Conversion Shares, except as set forth below, in the Registration Rights Agreement or in the terms of the Notes, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT [OR] [,] (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD (X) PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT AND THE SELLING HOLDER PROVIDES REASONABLE ASSURANCE THAT THE SECURITIES CAN BE SOLD PURSUANT TO SUCH RULE OR (Y) TO AN ACCREDITED INVESTOR IN A PRIVATE TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT[; OR (III) SUCH TRANSACTION RELATES SOLELY TO THE CONVERSION OF THIS SECURITY IN ACCORDANCE WITH ITS TERMS]. NOTWITHSTANDING THE FOREGOING, THE

SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company shall instruct its transfer agent to remove (and shall cooperate with the transfer agent with respect to the removal of) the legend set forth above and the Company shall issue to the holder of such Securities by electronic delivery at, (x) in the case of Conversion Shares, the applicable balance account at DTC (as directed by the holder of such Securities), or (y) in the case of Notes, if eligible and requested by the holder, the applicable balance account at DTC, or otherwise, on the books of the Company or its transfer agent, if in the case of each of (x) and (y), (i) such Securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act and in accordance with the plan of distribution contained therein, or (ii) a registration statement covering the resale of the Securities is effective under the Securities Act, or (iii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the requirements of applicable securities laws, including the Securities Act, or (iv) are being sold or transferred pursuant to Rule 144, or (v) the Securities can be sold, assigned or transferred pursuant to Rule 144 without restrictions and without the requirement that the Company has complied with the public reporting requirements of the Exchange Act (and such holder provides the Company with a customary Rule 144 non-affiliate representation letter in connection therewith). The Company shall use its commercially reasonable efforts to cause its transfer agent to remove the legend set forth above in connection with such sale, assignment or other transfer promptly following satisfaction of one or more of the foregoing conditions and, in the case of clauses (i), (iii) and (iv) only, following the date on which it receives a written request from such holder to remove such legend, provided that, in the case of clauses (ii), (iii) and (iv) only, the Company, its transfer agent and such counsel shall have received a letter of representations and/or “will comply” letters in reasonably acceptable form from such holder and such other documentation and evidence as may be reasonably required by the Company or its transfer agent. If any Securities covered by a registration statement had been originally issued or delivered to the Investors with a U.S. restrictive legend thereon, then the Company shall, as soon as reasonably practicable following the effective date of such registration statement, remove, or cause its transfer agent to remove, all such legends and deposit such Securities in the appropriate account balance account at DTC. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(i) OID Legend. The Buyer understands that if any Note is issued with more than de minimis original issue discount for U.S. federal income tax purposes, such Note shall bear the following additional legend on the face thereof:

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE, PLEASE CONTACT THE GENERAL COUNSEL OF THE COMPANY AT THE

FOLLOWING EMAIL ADDRESS: LEGAL@LITHIUMAMERICAS.COM, PHONE NUMBER: (778) 656-5820 OR ADDRESS: 3260 - 666 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 2X8.

(j) Canadian Legends. The Buyer understands that the certificates or other instruments representing the Notes, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates):

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON CONVERSION HEREOF MUST NOT TRADE THE SECURITY BEFORE [the date which is four months and one day after the Initial Closing Date or Delayed Closing Date, as applicable, will be inserted].

The Buyer understands that if the Conversion Shares underlying the Initial Notes are issued before the date which is four months and one day after the Initial Closing Date, or if the Conversion Shares underlying the Delayed Note are issued before the date which is four months and one day after the Delayed Closing Date, the certificates or other instruments representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates), as applicable:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [the date which is four months and one day after the Initial Closing Date or Delayed Closing Date, as applicable, will be inserted].

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR DRS ADVICE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE OR DRS ADVICE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX

(k) Organization; Authorization. The Buyer is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(l) Validity; Enforcement. This Agreement, the Registration Rights Agreement, the Production Payment Agreement and each of the other agreements entered into by the Buyer in connection with the transactions contemplated by the Transaction Documents have been duly and validly authorized executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(m) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement, the Registration Rights Agreement, the Production Payment Agreement and each of the other agreements entered into by the Buyer in connection with the transactions contemplated by the Transaction Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer or by which any property or asset of the Buyer is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement, the Registration Rights Agreement, the Production Payment Agreement and each of the other agreements entered into by the Buyer in connection with the transactions contemplated by the Transaction Documents.

(n) Sufficient Funds. The Buyer, at the applicable Closing Date, will have sufficiently available funds necessary to consummate the purchase of the Notes and pay to the Company the applicable Purchase Price in full for such Notes and to pay the Company the Purchase Payment, as contemplated by Section 1(e).

(o) Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of the Buyer.

(p) Placement Agent Matters.

(i) The Buyer is (a) either (i) an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3), (7) or (12) (so long as such family office is an Institutional Family Office as defined by SIFMA) under the Securities Act as well as an “Institutional Account” as defined in FINRA Rule 4512(c), or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and (b) a sophisticated institutional investor with sufficient knowledge and experience in investing in investments similar to those involved under this Agreement to properly evaluate the risks and merits of the Buyer’s participation in this Agreement. The Buyer has determined based on its own independent review and such professional advice as the Buyer deems appropriate that its participation under this Agreement is a fit, proper and suitable investment for the Buyer, notwithstanding the substantial risks inherent in investing in or holding the securities. The Buyer is able to bear the substantial risks associated with the Buyer’s purchase, including but not limited to loss of the Buyer’s entire investment therein. Based on such information as the Buyer has deemed appropriate and without reliance upon Goldman Sachs & Co. LLC (“GS”) and Evercore Group L.L.C. (“Evercore” and together with GS and any control persons, officers, directors or employees of Evercore and GS, the “Placement Agents”), the Buyer has independently made its own analysis and decision to enter into the Agreement. The Buyer is relying exclusively on its own sources of information and advisors with respect to all business, legal, regulatory, accounting, credit and Tax matters, and no statement or printed material which is contrary to the disclosure documents has been made or given to the Buyer by or on behalf of the Company.

(ii) The Buyer has (a) had the opportunity to ask questions of and receive answers directly with respect to the Buyer’s purchase, and (b) conducted and completed its own independent due diligence with respect to the Agreement.

(iii) The Buyer hereby acknowledges and agrees that (a) the Placement Agents are acting solely as placement agents to the Company in connection with the Agreement and are not acting in any other capacity and are not and shall not be construed as fiduciaries for the Buyer, or any other person or entity in connection with the Agreement; (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Agreement; and (c) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Buyer, the Company or any other person or entity), whether in contract, tort or otherwise, to the Buyer, or to any person claiming through the Buyer, in respect of the Agreement. The Placement Agents shall have no liability or obligation on or with respect to the accuracy or completeness, as of any date, of any information set forth in, or any omission from, any valuation or other materials that may have been provided or made available to the Buyer in connection with the Agreement. The Placement Agents shall have no liability to the Buyer with respect to any action heretofore or hereafter taken or omitted to be taken by the Buyer in connection with the Agreement.

(iv) The Buyer hereby acknowledges and agrees that they have not purchased the securities (a) as a result of any “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the Securities Act).

(v) The Buyer acknowledges that it is purchasing the Securities without a view to distribution thereof within the meaning of the Securities Act or applicable Canadian Securities Laws and agree not to reoffer or resell the Securities except pursuant to an exemption or exclusion from registration or qualification under the Securities Act and applicable state securities laws or applicable Canadian Securities Laws or pursuant to an effective registration statement under the Securities Act or a prospectus under applicable Canadian Securities Laws (it being understood, however, that the disposition of the Buyer’s property shall at all times be within the Buyer’s control).

(vi) The Buyer hereby acknowledges and understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Buyer must hold the Securities unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(q) Ownership of Shares. The Buyer and its affiliates beneficially own no Common Shares (without giving effect to the issuance of the Securities).

(r) No Other Representations or Warranties. The Buyer acknowledges and agrees (i) that the representations and warranties of the Company in Section 3, in any certificate delivered pursuant to this Agreement and in any of the other Transaction Documents constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated by the Transaction Documents (and notwithstanding any information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, any estimates, projections, predictions or other forward-looking information, or information relating to the quality, quantity or condition of the properties (whether real, personal or mixed) or assets of the Company or any of its Subsidiaries), (ii) there are uncertainties inherent in attempting to make estimates, projections, forecasts, plans, budgets and similar materials and information, the Buyer is familiar with such uncertainties, the Buyer is taking full responsibility for making their own evaluations of the adequacy and accuracy of any and all estimates, projections, forecasts, plans, budgets and other materials or information that may have been delivered or made available to it or any of its representatives and the Buyer has not relied or will not rely on such information, and any representations and warranties of any kind or nature expressed or implied in respect of such information is specifically disclaimed by the Buyer, and (iii) neither the Company nor any of its Affiliates shall have any liability to the Buyer or its Affiliates resulting from the Company’s reliance on any such information other than the representations and warranties of the Company in Section 3, in any certificate delivered pursuant to this Agreement and in any of the other Transaction Documents. Notwithstanding anything to the contrary, nothing in this Section 2(r) shall limit the Buyer’s remedies with respect to claims of Fraud or Willful Breach.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer and the Placement Agents that, as of the date hereof and the applicable Closing Date, except for the representations and warranties that speak as of a specific date, which shall be made as of such date, and except as qualified in their entirety as set forth on the applicable section of the disclosure schedules attached to this Agreement or any other section of the disclosure schedules to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other section:

(a) Organization and Qualification. As of the applicable Closing Date, each of the Company and its Subsidiaries are (i) duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, (ii) have the requisite corporate or limited liability company, as applicable, power and capacity to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted, in each case except as would be deemed immaterial to the Company and its Subsidiaries, taken as a whole, and (iii) duly qualified as a foreign entity to do business and in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary where, in the case of this clause (iii), the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect. No proceeding has been instituted or, to the knowledge of the Company, threatened in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, licensing or registration. The Company has no Subsidiaries except as set forth in Schedule 3(a). The Company does not own, directly or indirectly, any equity interests in any Person other than its Subsidiaries, except as set forth in Schedule 3(a). Schedule 3(a) sets forth the true and complete list of the type and number of issued and outstanding shares or other equity interests of each such Subsidiary and the Person in whose name such shares or equity interests are registered. Other than the Subsidiaries set forth in Schedule 3(a), the Company has no significant Subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The outstanding shares of capital stock or the ownership interests of each of the Subsidiaries of the Company have been duly authorized and validly issued, and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims (other than Liens pursuant to the DOE Loan and Permitted Liens); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(b) Authorization; Enforcement; Validity. As of the applicable Closing Date, the Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement and the Production Payment Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the reservation for issuance and the issuance of the Conversion Shares issuable pursuant to the terms of the Notes, have been duly authorized by all necessary corporate or other action on its part, and, other than (i) any filings as may be required by any state securities agencies, provincial securities commissions pursuant to applicable Canadian Securities Laws, and filings required by the Principal Markets, (ii) a supplemental listing application or listing of additional shares notification with the Principal Markets (as defined below) and (iii) the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement (collectively, the “Required Filings”), no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Notes is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Notes shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), Taxes, liens and charges and other encumbrances with respect to the issue thereof. The Conversion Shares, when issued upon conversion of the Notes, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, Taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders of such Conversion Shares being entitled to all rights accorded to a holder of Common Shares. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is, and the conversion of the Notes into Conversion Shares will be, exempt from registration under the Securities Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the issuance of the Conversion Shares upon conversion of the Notes) will not (i) result in a violation of the Notice of Articles or Articles (each as defined below) or other organizational documents of (A) the Company or (B) any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any credit facility, indenture or debt or other instrument to which the Company or any of its Subsidiaries is a party (including any Major Project Documents), or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a material violation of any law, rule, regulation, order, judgment, injunction or decree (including foreign, federal and state securities laws and regulations, applicable Canadian Securities Laws, and the rules and regulations of The New York Stock Exchange and the TSX (the “Principal Markets”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any material property or asset of the Company or any of its Subsidiaries is bound or affected, assuming the making of the Required Filings.

(e) Consents. The Company is not required to obtain Governmental Approvals or any other consent from, authorization or order of, or make any filing or registration with (other than the Required Filings), any Governmental Authority or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof, except such as have been obtained or made and are in full force and effect. All Governmental Approvals and other consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the applicable Closing Date, and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not, and as a result of the transactions contemplated hereby will not be, in violation of the listing requirements of the Principal Markets and to the knowledge of the Company there are no facts or circumstances which would reasonably lead to delisting or suspension of the Common Shares. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Shares from the Principal Markets.

(f) Acknowledgment Regarding the Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) to the knowledge of the Company, an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or Affiliates, nor, to the knowledge of the Company, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyer or its investment advisors) relating to or arising out of the transactions contemplated hereby. The Company acknowledges that it has engaged the financial advisors set forth on Schedule (g) in connection with the sale of the Securities and other than such financial advisors, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.

(i) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill, stockholder rights plan (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Notice of Articles, Articles or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to the Buyer solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

(j) SEC Documents and Canadian Documents; Financial Statements. Except as disclosed on Schedule (j), from January 1, 2024 (the “Company Effective Date”) to the applicable Closing Date, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed from and including the Company Effective Date to the applicable Closing Date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). From the Company Effective Date to the applicable Closing Date, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the applicable Canadian securities regulators pursuant to the Canadian Securities Laws (the “Canadian Documents”). The Company has delivered to the Buyer or its representatives true, correct and complete copies of the SEC Documents and the Canadian Documents not available on the EDGAR system or the SEDAR+ system, as applicable. As of their respective filing dates, the SEC Documents and the Canadian Documents complied in all material respects with the requirements of the Exchange Act and applicable Canadian Securities Laws and the rules and regulations of the SEC and the applicable Canadian securities regulator promulgated thereunder applicable to the SEC Documents or the Canadian Documents, as applicable, and the SEC Documents and the Canadian Documents, at the time they were filed with the SEC or the applicable Canadian securities regulators, did not (i) in the case of any registration statement or prospectus, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in that case of any SEC Documents or Canadian Documents other than registration statements or prospectuses, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents and the Canadian Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and the applicable Canadian securities regulators with respect thereto as in effect as of the time of filing. Such financial statements (A) have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, consistently applied during the periods involved (“IFRS”) (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) the unaudited interim statements, which are prepared in accordance with IFRS applicable to the preparation of interim financial statements, including International Accounting Standard 34, Interim Financial Reporting, are subject to normal period-end adjustments and may omit notes which are not required by IFRS or applicable law) and, (B) fairly present in all material respects the financial position of each of the Company and its Subsidiaries, on a consolidated basis, at the respective dates thereof and the results of its operations, cash flows and the assets and liabilities of the Company (including, but not limited to, adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses) for the periods indicated, except that the unaudited interim financial statements will be subject to normal year-end adjustments which will not be material, either individually or in the aggregate to the Company and its Subsidiaries, on a consolidated basis, and the Company is not aware of any fact or circumstance presently existing which would render any of the financial information contained therein materially incorrect. All “non-GAAP financial measures” and other “specified financial measures” (as such terms are defined by the rules and regulations of the SEC and Canadian Securities Laws) included in the SEC Documents and the Canadian Documents comply, in all material respects, with the requirements of Regulation G and Item 10(e) of Regulation S-K applicable to the Company at the time such measures were included in such SEC Documents and Canadian Documents, and Canadian Securities Laws. Except as disclosed in the SEC Documents or the Canadian Documents, there are no material off-balance sheet arrangements (as defined in Item 303(a)(4)(ii) of Regulation S-K) or any other relationships with unconsolidated entities or other persons, that may have a material current effect or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. All other financial statements or schedules required to be included in the SEC Documents or the Canadian Documents, including, but not limited to, financial statements of significant acquisitions or equity investees, comply with the requirements of Rule 3-05 and Rule 3-09 of Regulation S-X applicable to the Company at the time of such filing in all material respects.

(k) Auditor. PricewaterhouseCoopers LLP is the auditor of the Company and is “independent” as required under Canadian Securities Laws. There has never been a “reportable event” (within the meaning of National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators) with the present or any former auditor of the Company.

(l) Absence of Certain Changes. Since the date of the latest audited financial statements included within the SEC Documents or the Canadian Documents, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations of the Company or any of its Subsidiaries. Since September 30, 2024 and except as otherwise disclosed in the SEC Documents or the Canadian Documents, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends or made any distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock or (ii) sold any assets, individually or in the aggregate, with a fair market value in excess of $5,000,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $5,000,000 outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has sought protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, and, none of its creditors has initiated, or, to the knowledge of the Company, has threatened to initiate, involuntary bankruptcy proceedings against the Company or any of its Subsidiaries.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that required disclosure by the Company on a Report on Form 6-K or Form 8-K, or would require disclosure on Form 8-K or in a Canadian material change report promptly following the date of this Agreement upon such occurrence, and that has not been furnished, or filed, as applicable, with the SEC or the applicable Canadian securities regulators, as applicable.

(n) Conduct of Business; Regulatory Permits. The Company and each of its Subsidiaries are in material compliance with all judgments, decrees and orders and any statutes, ordinances, rules or regulations applicable thereto. The Company and each of its Subsidiaries possess all necessary and material Governmental Approvals and other certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct their respective businesses, except those (a) that are not necessary for the conduct of development activities and operations (including commercial production transactions) as such activities and operations are currently being conducted, but that are expected to be obtained in the ordinary course of business, by the time they are necessary for the conduct of development activities and operations (including commercial production transactions) as contemplated by the Mine Plan, or (b) the failure of which to be obtained would not be material to the development and operation of the Project or the ongoing operation of commercial production (including commercial production transactions); and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Each of the Company and such Subsidiaries is and has been in compliance in all material respects with the requirements of such certificates, authorizations and permits.

(o) Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and the applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(p) Transactions With Affiliates. None of the officers, directors or employees of or any other Affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors and other transactions expressly permitted under Section 13 of the Notes), including any contract, agreement or other arrangement providing for the incurrence of debt by or from, furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or other Person or, to the knowledge of the Company, any corporation, partnership, trust or other Person in which any such officer, director, or employee or other Person has a substantial interest or is an employee, officer, director, trustee or partner, in each case that would be required to be disclosed pursuant to

Form 20-F or Item 404 of Regulation S-K promulgated under the Securities Act, as applicable, and that has not been disclosed in the SEC Documents or the Canadian Documents.

(q) Equity Capitalization. True, correct and complete copies of the Company’s notice of articles, as amended and restated and as in effect on the date hereof (the “Notice of Articles”), and the Company’s articles, as amended and restated and as in effect on the date hereof (the “Articles”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Shares and the material rights of the holders thereof in respect thereto have heretofore been filed as part of the SEC Documents or the Canadian Documents. Except as set forth in the SEC Documents or the Canadian Documents, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries, except as described in the SEC Documents or the Canadian Documents. Except as set forth in the GM Investment Documents (as they exist as of the date hereof), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(r) Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. There is no action pending by the Company or, to the knowledge of the Company, any other Person to terminate the registration of the Common Shares under the Exchange Act or to delist the Common Shares from any Principal Market, nor has the Company received any notification that any Principal Market is currently contemplating terminating such registration or listing. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the DTC and The Canadian Depository for Securities Limited (“CDS”) or another established clearing corporation and the Company is current in payment of the fees to the DTC and to CDS (or such other established clearing corporation) in connection with such electronic transfer.

(s) Indebtedness. As of the date of this Agreement, there are no liabilities of the Company or any of its Subsidiaries for borrowed money that would be required by IFRS to be reflected on the face of the balance sheet, except liabilities reflected or reserved against in the financial statements contained in the SEC Documents or the Canadian Documents or as otherwise disclosed in the SEC Documents or the Canadian Documents. Except as set forth in Schedule 3(s), the Company and its Subsidiaries do not have any Indebtedness other than Permitted Company Indebtedness and Permitted Project Indebtedness, as applicable.

(t) Absence of Litigation. Except as otherwise disclosed to the Buyer, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company without inquiry, threatened against or affecting, the Company or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would have a material impact on the ability of the Company and its Subsidiaries to construct, develop or operate the Project, (ii) that involve any Transaction Document or the Securities or (iii) that is required to be described in the SEC Documents or the Canadian Documents but is not described as required.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks, with such deductibles and in such amounts as is consistent with insurance carried by reasonably prudent participants in comparable businesses in the relevant jurisdictions, and such coverage is in full force and effect. The Company and its Subsidiaries have not breached the terms and conditions of any policies in respect thereof in any material respect or failed to promptly give any notice or present any material claim thereunder. There are no material claims by the Company or any of its Subsidiaries under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause. To the knowledge of the Company, the Company and its Subsidiaries will be able to (a) renew existing insurance coverage as and when such policies expire, or (b) obtain comparable insurance coverage from similar institutions as may be necessary or appropriate to conduct the business of the Company and its Subsidiaries and at a comparable cost. All policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect, except as would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Solvency.

(i) On the applicable Closing Date, and immediately prior to and after giving effect to the Transaction Documents and the use of the proceeds thereof, the value of the consolidated assets (at fair value and present fair saleable value or at book value) of the Company and its Subsidiaries is greater than the amount of consolidated liabilities at book value (including contingent and unliquidated liabilities) of the Company and its Subsidiaries. As of the applicable Closing Date, the Company, on a consolidated basis with its Subsidiaries, is able to pay all of its consolidated liabilities as such liabilities mature and does not have an unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(ii) No petition or notice has been presented, no order has been made and no resolution has been passed for the bankruptcy, liquidation, winding-up or dissolution of the Company or its Subsidiaries. No receiver, trustee, custodian or similar fiduciary has been appointed over the whole or any part of any the Company. Neither the Company nor its Subsidiaries has any plan or intention of filing, making or obtaining any such petition, notice, order or resolution or of seeking the appointment of a receiver, trustee, custodian or similar fiduciary.

(w) Registration Rights. Except as disclosed in the SEC Documents or the Canadian Documents or pursuant to the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x) IT Systems; Data Privacy and Security. The information technology and computer systems, including the software, firmware, hardware, equipment and related systems owned by or in the control of the Company and its Subsidiaries (collectively, “IT Systems”) are sufficient for the conduct of each of the businesses of the Company and its Subsidiaries, in all material respects, and to the knowledge of the Company, do not contain any “viruses”, “worms”, “time-bombs”, “key-locks”, or any other devices intentionally designed to disrupt or interfere with the operation of the IT Systems. To the knowledge of the Company, during the last two (2) years, there have been no material failures or substandard performance affecting the IT Systems that have not been remediated. Each of the Company and its Subsidiaries has and maintains commercially reasonable business continuity and disaster recovery plans, procedures and facilities appropriate for its business and has taken commercially reasonable steps to safeguard the integrity and security of the IT Systems. To the knowledge of the Company, there has been no material unauthorized access, or any intrusions or breaches, of the IT Systems during the last two (2) years. To the knowledge of the Company, each of the Company and its Subsidiaries is, and during the last twelve (12) months has been, in compliance in all material respects with all Data Privacy and Security Laws applicable to it. Each of the Company and its Subsidiaries has commercially reasonable security measures in place designed to protect all Personal Data under its control or in its possession from unauthorized use, access, modification or destruction. There are no material claims, actions or proceedings against or affecting any of the Company or its Subsidiaries pending or threatened in writing, relating to or arising under Data Privacy and Security Laws. For purposes of this Agreement, (i) “Data Privacy and Security Laws” shall mean all applicable laws relating to the Processing of Personal Data or otherwise relating to privacy, cyber security, breach notification or data localization; (ii) “Processing” shall mean the collection, use, storage, processing, recording, distribution, transfer, import, export, protection, disposal or disclosure or other activity regarding or operations performed on Personal Data; and (iii) “Personal Data” shall mean any information that, alone or in combination with other information, allows the identification of an individual, including name, street address, telephone number or e-mail address and is regulated by applicable Data Privacy and Security Laws.

(y) Employee Matters. The Company and the Subsidiaries have operated in all material respects in accordance with all applicable laws with respect to employment and labour, and there are no current, pending, or to the knowledge of the Company, threatened material proceedings before any court, board or tribunal with respect to employment and labour matters.

(z) Incentive Compensation Plans. Any Equity Compensation granted by the Company was granted (i) in accordance with the terms of the Company’s applicable equity compensation plan and, to the extent applicable, (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such Equity Compensation would be considered granted under IFRS and applicable law.

(aa) Employee Relations. There are material no strikes, lockouts, work stoppages or slowdowns against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened against or directly affecting the Company or the Subsidiaries. Except as set forth on Schedule 3(aa), neither the Company nor its Subsidiaries: (A) are a party to any collective bargaining agreement; or (B) are subject to any application for certification or, to the knowledge of the Company, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement.

(bb) Assets; Properties; Contracts; Intellectual Property.

(i) The Company and each of its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than Permitted Liens.

(ii) Except as would not, individually or in the aggregate, have a material impact on the ability of the Company or its Subsidiaries, taken as a whole, to construct, develop or operate the Project and carry on the business of the Company or its Subsidiaries, (A) the Company or its Subsidiaries owns, or is licensed to use, all Intellectual Property and all other trademarks, tradenames, copyrights, patents, domain names and other intellectual property material to their businesses and (B) none of the Company or any of its Subsidiaries, in the past four (4) years has infringed or has received any written notice of a claim for the infringement of any Intellectual Property or any other trademarks, tradenames, copyrights, patents, domain names and other intellectual property of any Person.

(iii) Each Major Project Document of the Company and its Subsidiaries is in full force and effect, and constitutes a legal, valid, binding and enforceable obligation as to the Company and its Subsidiaries that is a party thereto, and to the knowledge of the Company, the respective counterparty thereto, except in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles. No event has occurred or circumstance exists that (with or without the giving of notice or lapse of time or both) has contravened, conflicted with or resulted in, or may contravene, conflict with or result in, a violation or breach of, or give any of the Company or its Subsidiaries or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Major Project Document, and neither the Company nor any of its Subsidiaries has any knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any such Major Project Document and none of the Company or its Subsidiaries has received notice of any intention to terminate any such Major Project Document or repudiate or disclaim any transaction contemplated thereby.

(iv) Except as would not, individually or in the aggregate, have a material impact on the Company or its Subsidiaries’ ability to construct, develop or operate the Project and carry on the business of the Company and its Subsidiaries, (x) neither the Company, its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in breach of, or in default under, any Major Project Document and (y) no event has occurred which with the passage of time or giving of notice or both would constitute a breach or default (by the Company or its Subsidiaries, or to the knowledge of the Company any other party), result in a loss of rights (by the Company or its Subsidiaries, or to the knowledge of the Company any other party) or permit termination, modification or acceleration under, any Major Project Document. (A) No Lender Force Majeure Event (as defined in the DOE Loan) shall have occurred and be ongoing, (B) the DOE Loan is in full force and effect, (C) no preliminary or permanent injunction or other Order has been issued, or a statute, rule, regulation or executive order has been promulgated or enacted by a Governmental Authority, which restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated under the DOE Loan, and (D) to the knowledge of the Company, funding under the DOE Loan will occur in the amounts and according to the timelines provided in the DOE Loan.

(cc) Project Real Property. Schedule 3(cc) set out a complete and accurate list of the Project Real Property in which the Company or any of its Subsidiaries has a right, title or interest as of the date hereof. Without limiting the generality of any other provisions of this Section 3, except as set out in Schedule 3(cc):

(i) the Company and its Subsidiaries own or otherwise have valid rights to use all of the Project Real Property, and no Person other than the Company or its Subsidiaries has any rights to participate in the Project Real Property or operate the Project;

(ii) the Company and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material real and personal property, including the Project Real Property, in each case free of all Liens other than Permitted Liens;

(iii) no condemnation or adverse zoning or usage change proceeding has occurred and is continuing or has been threatened in writing against any of the Project Real Property that could materially impair the development, construction, operation, access to or use by (or for the benefit of) the Company or its Subsidiaries of the Project;

(iv) the Project Real Property constitutes all real property, mineral, surface interests and ancillary rights necessary for the development and mining operations of the Project, as currently operated and as contemplated to be developed and operated, substantially in accordance with the Mine Plan;

(v) other than the Transaction Documents, none of the Project Real Property or any minerals produced therefrom are subject to an option, right of first refusal or right, title, interest, reservation, claim, rent, royalty, or payment in the nature of rent or royalty, or right capable of becoming an agreement, option, right of first refusal or right, title, interest, reservation, claim, rent, royalty, or payment in the nature of rent or royalty;

(vi) the Company and its Subsidiaries’ current and prior use of all Project Real Property and all of the applicable improvements located on the Project Real Property comply in all material respects with all existing subdivision, land use and zoning ordinances, regulations and restrictions and there is no claim pending or, to the Company’s knowledge, threatened against or affecting any of the Project Real Property or the improvements located or proposed to be located thereon; and

(vii) other than pursuant to Applicable Laws, there are no restrictions on the ability of the Company or its Subsidiaries to exploit the Project Real Property.

(dd) Maintenance of Project Property. All material mining concession, maintenance fees, recording fees, and Taxes and all other amounts have been paid when due and payable and all other actions and all other obligations as are required to maintain the Project Property in good standing, have been taken and complied with in all material respects.

(ee) No Expropriation. No Project Property, nor any part thereof, has been taken or expropriated by any Governmental Authority nor has any notice been given or proceeding commenced by a Governmental Authority in respect thereof nor, to the knowledge of the Company, is there any intent or proposal to give any such notice or commence any such proceeding.

(ff) Compliance with Applicable Laws. Each of the Company and its Subsidiaries is in compliance with (i) all Applicable Laws (other than Environmental Laws, which are addressed in Section 3(gg) below) in all material respects, and, without limiting the generality of the foregoing, all exploration, development and mining operations in respect of the Project Real Property have been conducted by the Company and its Subsidiaries in accordance with Prudent Industry Practice and all material workers’ compensation and health and safety regulations have been complied with in all material respects; and (ii) all indentures, agreements and other instruments binding upon it or its property in all material respects, in each case except such instances in which such requirement of the Applicable Law is being contested in good faith by appropriate proceedings diligently conducted. Neither the Company nor its Subsidiaries has received any written notification from any Governmental Authority indicating the violation of, or non-compliance with, any Applicable Law (other than Environmental Laws, which are addressed in Section 3(gg) below) or any investigation with respect to any of the foregoing, other than any such notification that has been withdrawn or otherwise resolved. To the knowledge of the Company, there are no pending or proposed changes to Applicable Laws that would render illegal or materially restrict the development and construction of the Project or the conduct of operations at the Project, or that would otherwise reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(gg) Environmental Laws.

(i) Neither the Company nor any Subsidiary (A) has in the last seven years failed to comply in any material respect with any Environmental Law or Governmental Approvals or to obtain, maintain or comply with any material permit, license or other approval required thereunder given the then current stage of development and as contemplated by the Mine Plan, (B) is subject to any material Environmental Liability which remains unresolved, (C) has received written notice of any claim with respect to any material Environmental Liability or (D) knows of any basis for any material Environmental Liability, in each case, that has not been disclosed to the Buyer.

(ii) The Company and its Subsidiaries have not used or permitted to be used, except in material compliance with all Environmental Laws and Governmental Approvals, any of the Project Real Property to Release, dispose, recycle, generate, manufacture, process, distribute, use, treat, store, transport or handle any Hazardous Substances.

(iii) Except as disclosed on Schedule 3(gg), there is no presence of any Hazardous Substance on, in or under any of the Project Real Property and no Hazardous Substances will be generated from the Company’s or any its Subsidiaries’ use of such Project Real Property (including without limitation as a result of the conduct of operations at the Project) except in compliance in all material respects with all Environmental Laws and Governmental Approvals

(iv) Except as disclosed on Schedule 3(gg), none of the Company or its Subsidiaries, the Project or any of the Project Real Property, is subject to any pending or, to the knowledge of the Company, threatened:

(A) material claim, notice, complaint, allegation, investigation, application, order, requirement or directive that relates to environmental, natural resources, Hazardous Substances or human health or safety matters (as it relates to exposure to Hazardous Substances), and which may require or result in any work, repairs, rehabilitation, reclamation, remediation, construction, obligations, liabilities or expenditures (and, to the knowledge of the Company, there is no basis for such a claim, notice, complaint, allegation, investigation, application, order, requirement or directive); or

(B) material allegation, demand, direction, Order, notice or prosecution with respect to any matter covered by Environmental Laws applicable thereto including any laws respecting the use, storage, treatment, transportation, rehabilitation, reclamation, remediation or disposition of any Hazardous Substance (including without limitation tailings, waste rock, sediment from erosion, wastewater and surface water run-off) from the Project Real Property and the Company or its Subsidiaries have not settled any allegation of non-compliance with Environmental Laws prior to prosecution.

(v) The Company and its Subsidiaries have made available to the Buyer a true and complete copy of each material environmental audit, social audit, assessment, study or test of which it is aware in the last five (5) years relating to the Project, including any environmental and social impact assessment study reports.

(vi) To the knowledge of the Company, having made due and careful enquiry, all information disclosed by the Company and its Subsidiaries (as applicable) to the Buyer in connection with the Project with respect to environmental matters, was true and correct in all material respects as at the time it was given and nothing has occurred that would render such information untrue or in correct in any material respect.

(vii) As of the date hereof, to the knowledge of the Company, there are no pending or proposed (in writing) changes to Environmental Laws or Government Approvals referred to in paragraph (i) above that would render illegal or materially restrict the conduct of operations at the Project, or that could otherwise reasonably be expected to result in a Material Adverse Effect.

(hh) Technical Disclosure. The most recent estimated measured, indicated and inferred mineral resources and proven and probable mineral reserves disclosed in the technical reports disclosed on SEDAR+ or EDGAR for the Project have been prepared and disclosed in accordance with accepted mining industry practices. The Company is in compliance, in all material respects, with the requirements prescribed by National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators and sub-part 1300 of Regulation S-K of the Securities Act (as in effect on the date of publication of the relevant report or information). The Company has no knowledge that the mineral resources or mineral reserves (or any other material aspect of any technical reports) as disclosed on SEDAR+ or EDGAR were not, at the date of disclosure, inaccurate in any material respect. There are no outstanding unresolved comments of the TSX, the NYSE or any securities regulator in respect of the technical disclosure made on SEDAR+ or EDGAR. To the knowledge of the Company, there has been no material reduction in the aggregate amount of estimated mineral resources and reserves for the Project from the amounts last disclosed publicly by the Company on SEDAR+ or EDGAR.

(ii) Project Mining Claims. Schedule 3(ii) sets forth a true and complete list of the Project Mining Claims comprising the Project. Except for any Permitted Liens, the Company’s Subsidiaries, the Project Company and KV Project LLC (the “Relevant Subsidiaries”) own and possess in compliance with all Applicable Laws, subject to the paramount title of the United States, all of the Project Mining Claims, which are held or owned by the Relevant Subsidiaries, respectively, pursuant to valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments. The Project Mining Claims were validly located on federal public land open for appropriation by mineral location, and location certificates meeting the requirements of all Applicable Laws were timely and properly recorded and filed, accompanied by the required fees, with all appropriate Governmental Authorities. During its period of ownership of the Project Mining Claims, each of the Relevant Subsidiaries has timely made all required annual maintenance fee payments and related filings with the U.S. Bureau of Land Management and recordings with Humboldt County, Nevada. Except as disclosed on Schedule 3(ii), the Project Mining Claims are free from any option, exploration, exploitation or other agreement with any third parties or any third-party right to any royalty or other payment as rent or royalty over minerals, concentrates, precipitates and/or products produced from the Project Mining Claims, there are no third party unpatented mining claims or mill sites in conflict with the Project Mining Claims, and neither of the Relevant Subsidiaries has received any written communication bringing or threatening a claims contest proceeding or alleging: (i) that the Relevant Subsidiaries do not own and possess any of the Project Mining Claims; (ii) that any of the Project Mining Claims are invalid, or that there is any possibility of breach, termination, abandonment, forfeiture, relinquishment or other premature termination of any Project Mining Claim; or (iii) that any third party has over-staked or has superior claims to the same federal ground covered by the Project Mining Claims.

(jj) Required Project Approvals.

(i) The Required Project Approvals Schedule sets forth all Required Project Approvals.

(ii) Part A of the Required Project Approvals Schedule sets forth all of the Required Project Approvals that are necessary or required to be obtained by the Initial Closing Date under Applicable Law or any agreement applicable to, or binding on, the Company and its Subsidiaries or any of its properties or, to the knowledge of the Company, any counterparty to a Major Project Document required to be obtained by such counterparty to fulfill its obligations under to the applicable Major Project Document. As of the Initial Closing Date, each Required Approval set forth in Part A of the Required Project Approvals Schedule has been duly and validly issued, is in full force and effect.

(iii) Part B of the Required Project Approvals Schedule includes all of the Required Project Approvals that are required to be obtained by a date after the Initial Closing Date under Applicable Law or any agreement applicable to, or binding on, the Company or any of its Subsidiaries or any of their properties or, to the knowledge of the Company, any counterparty to a Major Project Document for the purpose of fulfilling its obligations under the applicable Major Project Document.

(iv) Any Required Project Approval listed on Part B of the Required Project Approvals Schedule that is required to be obtained, on or prior to any date on which this representation is made, pursuant to and in accordance with the terms of the Transaction Documents, Applicable Law or any agreement applicable to, or binding on, the Company or any of its Subsidiaries or any of its properties or, to the knowledge of the Company, any counterparty to the Major Project Documents required to be obtained by such counterparty to fulfill its obligations under the applicable Major Project Document, has been duly and validly issued, is in full force and effect.

(v) The Company does not have any reason to believe that it, any of its Subsidiaries or, to the knowledge of the Company, any counterparty to the Major Project Documents, as applicable, will be unable to obtain the Required Project Approvals set forth in Part B of the Required Project Approvals Schedule applicable to it in the ordinary course of business free from conditions or requirements and at such time or times as may be necessary to avoid any material delay in, or impairment to the transactions contemplated by, the Transaction Documents.

(vi) The Company, its Subsidiaries and, to the knowledge of the Company, each applicable counterparty to a Major Project Document is in compliance in all material respects with all Required Project Approvals that have been obtained by, or are otherwise applicable to, such Person.

(kk) Tax Matters.

(i) The Company and each Subsidiary has timely filed or caused to be filed all material Tax Returns required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it (whether or not shown on any Tax Return), except Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves.

(ii) There is no matter under audit or appeal or in dispute with any Governmental Authority, and no audit or other proceeding by any Governmental Authority is pending or, to the knowledge of the Company or its Subsidiaries, threatened, in each case with respect to Taxes due from or with respect to the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. No Governmental Authority has given written notice of any intention to assert any deficiency or claim for additional Taxes against the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there is no basis for a claim that the Company or any of its Subsidiaries is subject to material Tax in a jurisdiction in which such entity does not file Tax Returns.

(ll) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since the Company Effective Date, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(mm) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Documents or the Canadian Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(nn) Investment Company Status. Neither the Company nor any of its Subsidiaries is, and upon consummation of the sale of the Securities, will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(oo) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the financial advisors set forth on Schedule (oo), sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the financial advisors set forth on Schedule (oo), paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(pp) Eligibility for Registration. Following the filing of its Annual Report on Form 10-K for the year ended December 31, 2024, the Company reasonably expects to (i) be eligible to register its Common Shares for resale using Form S-3 and (ii) not be an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(qq) Transfer Taxes. On the Initial Closing Date, all transfer, stamp or other similar Taxes which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to the Buyer hereunder on the Initial Closing Date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such Taxes will be or will have been complied with in all material respects.

(rr) Compliance with Anti-Corruption Laws and Sanctions; Anti-Money Laundering Laws. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and directors and, to the knowledge of the Company, its employees and agents, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of the Company, its Subsidiaries or, to the knowledge of the Company without inquiry, any of their respective directors, officers or any agent of the Company or any such Subsidiary that will act in any capacity in connection with or benefit from the Securities, is a Sanctioned Person. None of the issuance of Securities or the use of proceeds thereof, the Transaction or any other transaction contemplated by this Agreement or the Transaction Documents will violate Anti-Corruption Laws, Anti-Money Laundering Laws or applicable Sanctions. None of (i) the Company or its Subsidiaries or, to the knowledge of the Company, any of their respective directors, officers or employees, or (ii) to the knowledge of the Company, any agent of any of them that will act in any capacity in connection with or unlawfully benefit from the proceeds under the Transaction Documents, (A) has used, or authorized the use of, any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; or (B) made, or authorized the making of, any direct or indirect unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic or foreign government official or employee from corporate funds.

(ss) No Additional Agreements. The Company does not have any agreement or understanding with the Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(tt) No Additional Representations. The Company acknowledges and agrees that the Buyer makes no, nor has made any, representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(uu) Accuracy of Disclosure. All information which has been prepared by the Company relating to the Company and its Subsidiaries and disclosed in writing to the Buyer is, as of the date of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information materially misleading, and all other information provided on behalf of the Company relating to the Company and its Subsidiaries and disclosed in writing to the Buyer is and was provided in good faith. All forecasts, projections and budgets which have been prepared by or on behalf of the Company relating to the Company and its Subsidiaries and the Project and their respective businesses, properties and assets and delivered to the Buyer represent the Company’s reasonable estimates and assumptions as to future performance, which the Company believes to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions.

4. COVENANTS.

(a) Best Efforts. The Buyer shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and the conditions to be satisfied by it as provided in Section 5 of this Agreement. The Company shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and the conditions to be satisfied by it as provided in Section 6 of this Agreement.

(b) Blue Sky. The Company shall, on or before the Initial Closing Date and the Delayed Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyer at the Closings pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer, on or prior to the Initial Closing Date and the Delayed Closing Date, as applicable. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Initial Closing Date and the Delayed Closing Date, as applicable.

(c) Canadian Filings. The Buyer will execute and deliver within the applicable time periods all documentation as may be required by applicable Canadian Securities Laws, to permit the issuance of the Notes (and, if issued, the Conversion Shares) on the terms set forth herein and, if required by Canadian Securities Laws, will execute, deliver and file or assist the Company in obtaining and filing such reports, undertakings and other documents relating to the issuance of the Notes and, if issued, the Conversion Shares, as may be required by any Canadian Securities Laws, securities regulator, other regulatory authority, or the Principal Markets and completing regulatory filings required by the applicable provincial securities commissions. Accordingly, the Buyer consents to the collection, use and disclosure of certain required information to the Principal Markets, applicable Canadian securities regulatory authorities (including the British Columbia Securities Commission) and the Company’s advisors solely for and expressly limited to the purposes of meeting legal, regulatory, self-regulatory, security and audit requirements (including any applicable Tax, securities, Anti-Corruption Laws, anti-money laundering laws, or anti-terrorism laws). The Buyer hereby acknowledges that it has been notified by the Company of the requirement to deliver to the Principal Markets and/or the applicable Canadian securities regulatory authorities the full name, address, email address and telephone number of the party to whom the Notes and, if issued, the Conversion Shares, are issued, the number of securities issued and the date(s) of distribution.

(d) Use of Proceeds. The proceeds of the Notes and the Purchase Payment will be used only to fund the Company’s proportionate share of the development, construction and working capital costs of the Thacker Pass Project and general corporate and administrative needs and expenses of the Company and its subsidiaries in connection therewith.

(e) Fees & Expenses.

(i) Prior to or concurrently with the consummation of the Initial Closing Date, the Company shall reimburse the Buyer for all reasonable, documented out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents, (including all legal fees and disbursements of outside counsel in connection herewith and therewith), documentation, negotiation and implementation of the transactions contemplated by the Transaction Documents or other transactions and due diligence in connection therewith.

(ii) The Company shall pay to the Buyer on demand (or complete direct reimbursement in respect thereof) all reasonable and documented costs and expenses of the Independent Engineer and the IESC.

(iii) The Company shall pay to the Buyer on demand all reasonable and documented costs and expenses of the Buyer and its agents, counsel, and any receiver or receiver-manager appointed by them or by a court (including, without limitation, all reasonable fees, expenses and disbursements of legal counsel) in connection with this Agreement and the other Transaction Documents incurred after the date of this Agreement in connection with the following:

(A) the closing of the Delayed Notes;

(B) any actual or proposed amendment or modification of this Agreement or the other Transaction Documents or any waiver thereunder and all instruments supplemental or ancillary thereto; and

(C) the defense, establishment, protection or enforcement of any of the rights or remedies of the Buyer under this Agreement or any of the other Transaction Documents.

(iv) Notwithstanding anything in the Agreement to the contrary, in no event shall the Company be obligated to pay amounts under Section 4(e)(i) in excess of $[***] unless agreed to by the Company in writing.

(v) The Buyer shall be entitled to set-off any amounts owed to it pursuant to this Section 4(e) against any amount owing by it to the Company, including the Purchase Price and the Purchase Payment, provided in each case that the Buyer provides the Company with reasonable prior notice and supporting documentation.

(f) Disclosure of Transactions and Other Material Information. Within the time required by the SEC and the rules of the Principal Markets, the Company shall issue a press release (the “Announcement Press Release”) and file a report with the SEC (the “Report”) describing the material terms of the transactions contemplated by the Transaction Documents. The Announcement Press Release shall be mutually agreed by the Company and the Buyer, and the Company agrees that it shall not issue the Announcement Press Release without the Buyer’s consent (not to be unreasonably withheld, delayed or conditioned). None of the Company, any of its Subsidiaries or the Buyer shall issue any other press releases or any other public statements with respect to the transactions contemplated hereby without the prior written consent of each other party hereto; provided, however, that the Company and the Buyer shall be entitled, without the prior approval of the other party (not to be unreasonably withheld, delayed or conditioned), to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Report and press release contemplated by this Section 4(f) and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the disclosing party shall be consulted by the other party in connection with any such press release or other public disclosure prior to its release).

(g) Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Company shall provide such information and documentation as the Buyer may reasonably require to satisfy compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(h) Integration. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions of any trading market.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO CLOSE.

The obligation of the Company hereunder to (i) issue and sell the Initial Notes to the Buyer at the Initial Closing and (ii) perform its obligations under Article 3 of the Production Payment Agreement is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a) The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) In respect of the Initial Notes, the Buyer shall have delivered to the Company the Purchase Price for the Initial Notes being purchased by the Buyer at the Initial Closing by wire transfer of immediately available funds; and in respect of the Production Payment Agreement, the Buyer shall have delivered to the Company the Purchase Payment at the Initial Closing by wire transfer of immediately available funds.

(c) The representations and warranties of the Buyer in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Initial Closing Date. The Company shall have received a certificate, executed by the Buyer, dated as of the Initial Closing Date, to the foregoing effect in the form attached hereto as Exhibit F.

(d) The Company shall have obtained or have taken all efforts to obtain, including by way of submission of any applicable applications, any consents and approvals of NYSE and the TSX, if any, necessary for the sale of the Securities.

6. CONDITIONS TO THE BUYER’S OBLIGATION TO CLOSE.

The obligation of the Buyer hereunder to purchase the Initial Notes at the Initial Closing, and to pay the Purchase Payment, in both cases pursuant to Section 1(c) hereof, is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof (other than Section 6(f) which may not be waived by the Buyer in any respect):

(a) The Company shall: (i) have duly executed and delivered to the Buyer each of the Transaction Documents and (ii) have duly executed and delivered to the Buyer the Initial Notes (allocated in such principal amounts as the Buyer shall request reasonably in advance of the Initial Closing), being purchased by the Buyer at the Initial Closing pursuant to this Agreement.

(b) The Buyer shall have received the opinion of each of Vinson & Elkins L.L.P. and Cassels Brock & Blackwell LLP, the Company’s outside counsel, dated as of the Initial Closing Date and addressed to the Buyer and the Placement Agents, in a form reasonably acceptable to the Buyer, including opinions substantially to the effect that or relating to, as applicable, (i) such sale, assignment or transfer of the Securities may be made without registration under the requirements of applicable securities laws, including the Securities Act, (ii) the existence of the Company, (iii) the due authorization, execution and delivery of all Transaction Documents, (iv) the enforceability of all Transaction Documents, and (v) non contravention of constating documents and Applicable Laws.

(c) The Company shall have delivered to the Buyer a customary certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date and addressed to the Buyer and the Placement Agents in substantially the form attached hereto as Exhibit E.

(d) The Company shall have delivered to the Buyer a customary title opinion, in form and substance satisfactory to the Buyer and the Buyer’s counsel, acting reasonably, of the Company’s legal counsel addressed to the Buyer relating to the Project Property.

(e) The representations and warranties of the Company made under in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date.

(f) The Required Project Approvals listed in Part A of the Required Project Approvals Schedule have been obtained by the Project Owner and continue to be in place without challenge or appeal having been filed.

(g) The Common Shares (i) shall be designated for quotation or listed (as applicable) on the Principal Markets and (ii) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Markets from trading on the Principal Markets nor shall suspension by the SEC or the Principal Markets have been threatened as of the Initial Closing Date, either (1) in writing by the SEC or the Principal Markets or (2) by falling below the minimum listing maintenance requirements of the Principal Markets.

(h) The Company shall have delivered to the Buyer evidence satisfactory to the Buyer of (i) the NYSE having been apprised of the transactions contemplated by the Transaction Documents and not having made any objection (not subsequently withdrawn) that the consummation thereof would violate the NYSE’s listing rules, (ii) the conditional approval of the TSX of the Company’s issuance and sale of Common Shares underlying the Notes and (iii) the Common Shares underlying the Notes to be issued on the Initial Closing Date pursuant to this Agreement having been approved for listing (subject to official notice of issuance) on the TSX and the NYSE (with respect to the NYSE, subject to the Conversion Cap).

(i) No Default or Event of Default shall have occurred and be continuing nor shall there be any such Default or Event of Default after giving effect to this Agreement and the other Transaction Documents.

(j) The Company and its Subsidiaries shall have performed and complied with all covenants and agreements required by this Agreement or the other Transaction Documents to be performed or complied with by them on or prior to the Initial Closing Date.

(k) Since March 5, 2025, there shall have been no event, change or effect which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(l) The Company shall have delivered, or caused to be delivered to the Buyer, all of the following (in each case in form and substance reasonably satisfactory to the Buyer):

(i) a certificate of status, compliance, good standing or like certificate with respect to the Buyer issued by the appropriate government official in the jurisdiction of its incorporation;

(ii) a copy of the then-current Construction Budget, the Project Schedule, the Mine Plan, the Operating Plan and the O&M Budget;

(iii) a copy of the Anti-Corruption Policy and the HSEC Policy satisfactory to the Buyer;

(iv) a copy of the Integrated Project Schedule;

(v) copies of the Major Project Documents, Orders and Governmental Approvals that have been obtained or entered into as of the Initial Closing Date;

(vi) copies of policies of all insurance required to be in effect in accordance with the Transaction Documents;

(vii) copies of the authorized NYSE listing application and TSX approvals referred to in Section 6(h); and

(viii) such other documentation as the Buyer may reasonably request in form and substance satisfactory to the Buyer, acting reasonably.

(m) (A) The FID (as defined in the GM JV Agreement) shall have occurred (or will occur substantially concurrently with the Initial Closing) and (B) General Motors Holdings LLC (or an Affiliate thereof) shall have funded (or will be funded substantially concurrently with the Initial Closing) its applicable FID Capital Contribution (as defined in the GM JV Agreement), in the cases of (A) and (B), in accordance with the terms of the GM JV Agreement.

(n) (A) no Lender Force Majeure Event shall have occurred and be ongoing, (B) the DOE Loan shall remain in full force and effect, (C) no preliminary or permanent injunction or other Order is issued, or a statute, rule, regulation or executive order is promulgated or enacted by a Governmental Authority, which restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated under the DOE Loan, and (D) the Company has no reason to believe that funding thereunder will not occur in the amounts and according to the timelines provided in the DOE Loan and it shall confirm this prong (D) in a certificate from a senior officer of the Company.

(o) The Buyer shall have received a certificate, executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Initial Closing Date, as to the matters set out in subsections (e), (i), (j), (k), (m) and (n) above in substantially the form attached hereto as Exhibit D-1.

(p) No preliminary or permanent injunction or other order issued by a Governmental Authority, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Authority, which restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated by the Transaction Documents shall be in effect.

(q) No action or proceeding, at law or in equity, shall be pending or threatened by any Person or Governmental Authority to restrain, enjoin or prohibit the consummation of the transactions contemplated by the Transaction Documents.

(r) All approvals, consents, Orders and Governmental Approvals necessary for the completion of the transactions contemplated (as of the Initial Closing Date or the Delayed Closing Date, as applicable) by the Transaction Documents (including those required for the then current stage of development as contemplated by the Mine Plan) shall have been obtained, including the Required Project Approvals, and the Company and/or its Subsidiaries has complied with all conditions provided for therein.

(s) All amounts and fees payable to or for the account of the Buyer that have been documented and notified to the Company reasonably in advance of the date of the Initial Closing Date and that are due and payable (including the fees and disbursements of the Buyer’s counsel in each of the applicable jurisdictions) shall have been paid (or shall be “set off” as contemplated by Section 4(e)(iv) of the Agreement).

7. CONDITIONS TO DELAYED CLOSING.

The obligation of the Company hereunder to issue and sell the Delayed Notes to the Buyer, and for the Buyer hereunder to purchase the Delayed Notes, in each case at the Delayed Closing, is subject to the satisfaction, at or before the Delayed Closing Date and in any event on a date that is prior to the two year anniversary of the Initial Closing Date, of each of the following conditions, provided that these conditions may be waived by the Parties in writing:

(a) The Buyer shall have received the opinion of each of Vinson & Elkins L.L.P. and Cassels Brock & Blackwell LLP, the Company’s outside counsel, dated as of the Delayed Closing Date, in a form reasonably acceptable to the Buyer, including the matters covered in the opinions delivered at the Initial Closing.

(b) The Company shall have delivered to the Buyer a customary bring-down of the title opinion delivered at the Initial Closing, in form and substance satisfactory to the Buyer and the Buyer’s counsel, acting reasonably.

(c) The representations and warranties of the Company made under in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Delayed Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Delayed Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Delayed Closing Date, to the foregoing effect substantially in the form attached hereto as Exhibit D-2.

(d) The Required Project Approvals listed in Part A of the Required Project Approvals Schedule have been obtained by the Project Owner and continue to be in place without challenge or appeal having been filed.

(e) The Common Shares (i) shall be designated for quotation or listed (as applicable) on the Principal Markets and (ii) shall not have been suspended, as of the Delayed Closing Date, by the SEC or the Principal Markets from trading on the Principal Markets nor shall suspension by the SEC or the Principal Markets have been threatened as of the Delayed Closing Date, either (1) in writing by the SEC or the Principal Markets or (2) by falling below the minimum listing maintenance requirements of the Principal Markets.

(f) The Company shall have delivered to the Buyer evidence satisfactory to the Buyer of (i) the NYSE having been apprised of the transactions contemplated by the Transaction Documents and not having made any objection (not subsequently withdrawn) that the consummation thereof would violate the NYSE’s listing rules, (ii) the conditional approval of the TSX of the Company’s issuance and sale of Common Shares underlying the Notes to be issued on the Delayed Closing Date and (iii) the Common Shares underlying the Notes to be issued on the Delayed Closing Date pursuant to this Agreement having been approved for listing (subject to official notice of issuance) on the TSX and the NYSE (with respect to the NYSE, subject to the Conversion Cap).

(g) No Default or Event of Default shall have occurred and be continuing nor shall there be any such Default or Event of Default after giving effect to this Agreement and the other Transaction Documents.

(h) The Company and its Subsidiaries shall have performed and complied with all covenants and agreements required by this Agreement or the other Transaction Documents to be performed or complied with by them on or prior to the Delayed Closing Date.

(i) Since the Initial Closing, there shall have been no event, change or effect which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(j) The Buyer shall have received evidence, in a form reasonable to the Buyer (acting reasonably), that all amounts provided for under the GM Investment Documents as they exist as of the date hereof have been funded and at least 95% of such amounts, along with the full proceeds of (i) the Initial Notes and (ii) the Purchase Payment, have been incurred by the Company and its Subsidiaries on the construction and development of the Project in accordance with the then-current Planning Documents.

(k) The development, construction and operation of the Project has occurred, and continues to occur, substantially in compliance with the Planning Documents, as they exist of the date hereof, as confirmed by the Independent Engineer and the Buyer (acting reasonably).

(l) The Project Completion Date is forecast (as at the date of the Delayed Closing) to be reached ahead of October 31, 2029, as confirmed by the Independent Engineer.

(m) The aggregate projected costs of the development and construction of the Project at the time of the Delayed Closing (including costs already incurred and costs projected to be incurred in the future prior to the Project Completion Date) is not greater than 110% of the aggregate projected costs set forth in the Construction Budget and O&M Budget as of the date hereof, as confirmed by the Independent Engineer.

(n) (i) No Lender Force Majeure Event shall have occurred and be ongoing, (ii) the First Advance of the Loan (as defined in the DOE Loan) under the DOE Loan has been made and the DOE Loan remains in full force and effect, and (iii) the Buyer has received evidence, in a form satisfactory to the Buyer (acting reasonably), that the DOE will continue to provide funding under the DOE Loan as and when required by the Company, provided that such evidence shall not be required to be provided directly by the DOE and that a certificate delivered by a duly authorized senior officer of the Company confirming such evidence shall be sufficient.

(o) No default or event of default has occurred under the GM Investment Documents or the Financing Documents and is continuing.

(p) The Buyer shall have received a cost to complete certificate (a “Cost to Complete Certificate”) signed by the Independent Engineer, evidencing sufficient funding available to reach the Project Completion Date, including to cover all forecasted expenses of the Company and the Project Company due or to be incurred prior to the Project Completion Date. For the purposes of the Cost to Complete Certificate, the scope and scale of the Project shall not be reduced from the scope and scale of the Project as set forth in the Integrated Project Schedule, the Mine Plan and the Operating Plan, as they exist as of the date hereof.

8. TERMINATION.

(a) This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Initial Closing or the Delayed Closing, as applicable:

(i) by the mutual written consent of the Company and the Buyer;

(ii) by either the Company or the Buyer if the Initial Closing has not occurred on or prior to the date that is twenty (20) Business Days from the date hereof (the “Termination Date”); provided that the right to terminate this Agreement under this Section 8(a)(ii) shall not be available to any party if any breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or primarily resulted in the events specified in this Section 8(a);

(iii) by either the Company or the Buyer if any temporary or permanent order, judgment, injunction, ruling, writ or decree of any Governmental Authority shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority or if any proceeding brought by a Governmental Authority seeking any of the foregoing shall be pending, or any applicable law shall be in effect enjoining or otherwise prohibiting consummation of the transactions contemplated hereby, and shall have become final and non-appealable prior to the applicable Closing Date;

(iv) by the Buyer, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6(e) and (B) is incapable of being cured prior to the Termination Date; and

(v) by the Company if the Buyer shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 5(c) and (B) is incapable of being cured prior to the Termination Date.

(b) Any termination of this Agreement as provided in Section 8(a) shall be effective upon delivery of written notice thereof (i) by the Company to the Buyer or (ii) by the Buyer to the Company, as applicable, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than this Section 8(b) and Section 9), all of which shall survive termination of this Agreement, and there shall be no liability on the part of the Buyer or the Company in connection with this Agreement, except that no such termination shall relieve any party hereto from liability for damages to another party resulting from a Willful Breach of any representation, warranty, covenant or agreement in this Agreement prior to the date of termination or from Fraud. A “Willful Breach” means, with respect to any Person, a material breach or failure to perform that is the consequence of an act or omission of such party with the knowledge that such act or omission would, or would be reasonably expected to, cause a material breach of this Agreement. Notwithstanding anything herein to the contrary, if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Buyer or its designee(s), as applicable, for the expenses described in Section 4(e).

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. This Note shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, Borough of Manhattan and any appellate court thereof, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 9(f) of this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude each party from bringing suit or taking other legal action against each party in any other jurisdiction to collect on such party’s obligations to the other, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by email transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on the Buyer and holders of Securities and the Company. No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Notes, as the case may be. The Company has not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. As used herein, “Required Holders” means (I) prior to the Initial Closing Date, the Buyer and (II) on or after the Initial Closing Date, holders of a majority of the outstanding Principal amount of the Notes (calculated as of the date of the applicable amendment, waiver, consent or modification), which shall include Buyer so long as the Buyer or any of its Affiliates holds at least 25% of the outstanding Securities at such time.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Lithium Americas Corp.

3260-666 Burrard Street

Vancouver, British Columbia, Canada V6C 2X8

Attention: Jonathan Evans, President and CEO
E-Mail: [***]

and

Lithium Nevada LLC

5310 Kietzke Lane, Suite 200

Reno, Nevada 89511

Attention: Ted Grandy, General Counsel

E-Mail: [***]

With a copy (for informational purposes only) to each of:

Vinson & Elkins L.L.P.

845 Texas Avenue

Suite 4700

Houston, Texas 77001

Attention: Jackson O’Maley; Ben Heriaud; Layton Suchma

Email: [***]

and

Cassels Brock & Blackwell LLP

Suite 2200, HSBC Building

885 West Georgia Street,

Vancouver BC V6C 3E8

Attention: David Redford

Email: [***]

If to the Buyer, to its address and e-mail address set forth on the Buyer Schedule, with copies to the Buyer’s representatives as set forth on the Buyer Schedule,

with a copy (for informational purposes only) to:

Torys LLP

79 Wellington Street West, Suite 3000

Toronto, Ontario

M5K 1N2

Attention: Michael Pickersgill

Email: [***]

or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (A), (B) or (C) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Change of Control (unless the Company is in compliance with the applicable provisions governing Change of Control set forth in the Notes). The Buyer may assign some or all of its rights hereunder, other than to a Competitor or Disqualified Institution (each as defined in the Registration Rights Agreement) unless an Event of Default has occurred and is continuing at the time of such assignment, without the consent of the Company; provided such assignee agrees in writing to be bound by the provisions hereof that apply to the Buyer, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided, further, that no rights or obligations applicable to the Delayed Notes hereunder shall be assignable by the Buyer (other than to its Affiliates or if there is an event of default or default under the Notes by the Company and such event of default or default is continuing) until the Delayed Closing has occurred. The Buyer may provide to any potential assignee or transferee of this Agreement or any other Transaction Documents such information, including confidential information, concerning this Agreement, the other Transaction Documents and the financial position and the operations of the Company as, in the reasonable opinion of the Buyer, may be relevant or useful in connection with this Agreement, the other Transaction Documents or any portion thereof proposed to be acquired by such assignee or transferee, provided that each recipient of such information agrees with the Buyer to follow the same confidentiality restrictions applicable to the Buyer at such time. In connection with any potential assignment of this Agreement or the other Transaction Documents, the Company agrees to enter into such documents as may reasonably be required by the Buyer or its assignee to evidence such assignment and shall reasonably cooperate, at the Buyer or the potential assignee’s expense, with facilitating reasonable information requests in connection with such assignment.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee (as defined below) shall have the right to enforce the obligations of the Company with respect to Section 9(k) and except that the Placement Agents are the intended third-party beneficiary of Sections 2 and 3 hereof and shall be permitted to rely on the legal opinions identified in Sections 6(b) and 6(c) hereof. The parties further agree that the Placement Agents may rely on the certificates and other deliverables to be delivered pursuant to this Agreement.

(i) Survival. The applicable representations and warranties of the Buyer and the Company contained in Sections 2 and 3 shall survive the Initial Closing and the Delayed Closing, respectively, and the agreements and covenants set forth in Sections 4 and 9 which by their terms are required to be performed after the applicable Closing shall, in each case, survive such Closing(s) until the Notes are fully repaid or converted in accordance with their terms.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) Indemnity. The Company shall defend, protect, indemnify and hold harmless the Buyer, its Affiliates, directors, officers, partners, members and employees, and each Person, if any, who controls the Buyer or its Affiliates within the meaning of the Securities Act or the Exchange Act (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims (including causes of action, suits or claims asserted directly by or between an Indemnitee and the Company), losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (A) any breach of any representation or warranty made by the Company in Section 3, or any other certificate, instrument or document contemplated by this Agreement, (B) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any of the other Transaction Documents, (C) the application by the Company of the proceeds of the Notes, or (D) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby that are actually incurred (unless such cause of action, suit or claim is based upon a material breach of an Indemnitee’s representations or warranties, or any failure of an Indemnitee or its Affiliates to perform or comply, in any material respect, with any of its covenants or agreements, in this Agreement or in any other Transaction Documents, or any violations by an Indemnitee or its Affiliates of state or federal securities or other laws or regulations, or any conduct by such Indemnitee or its Affiliate which constitutes bad faith, fraud, gross negligence or willful misconduct). The Buyer shall defend, protect, indemnify and hold harmless the Company and its Affiliates, directors, officers, partners, members and employees and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims (including causes of action, suits or claims asserted directly by or between a Company Indemnitee and the Buyer), losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (A) any breach of any representation or warranty made by the Buyer in Section 2, or any other certificate, instrument or document contemplated by this Agreement or (B) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement.

Without limiting the foregoing, the Company shall defend, protect, indemnify and hold harmless the Indemnitees from and against any and all Indemnified Liabilities which may be asserted against or incurred by such Indemnitees under or on account of any applicable Environmental Laws (including the assertion of any Liens thereunder), whether as a lender to the Company, or as successor to or assignee of any right or interest of any Group Member or as a result of any order, investigation or action by any Governmental Authority relating to any one of their business or property in which it has a direct or indirect interest (the

“Environmental Indemnified Liabilities”). Environmental Indemnified Liabilities shall include, but not be limited to, any Indemnified Liabilities arising from:

1.
the Release of any Hazardous Substances, the threat of the Release of any Hazardous Substances, or the presence of any Hazardous Substances affecting the real or personal property directly or indirectly owned or operated by any Group Member, whether or not the Hazardous Substances originate or emanate from such Group Member’s directly or indirectly held property or any other real property or personal property located thereon;
2.
the Release of a Hazardous Substances owned by, or under the charge, management or control of any Group Member or any predecessors or assignors thereof;
3.
any costs of removal or remedial action incurred by any Governmental Authority or any costs incurred by any other Person or damages from injury to, destruction of, or loss of natural resources in relation to the real property or personal property directly or indirectly owned or operated by any Group Member or any contiguous real property or personal property located thereon, including reasonable and documented costs of assessing such injury, destruction or loss incurred pursuant to Environmental Law;
4.
liability for personal injury or property damage arising by reason of any civil law offences or quasi-criminal offences or under any statutory or common tort law theory and any and all other third party Indemnified Liabilities of any and every nature whatsoever, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity at, near, or with respect to the real or personal property directly or indirectly owned or operated by any Group Member; and/or
5.
any other matter relating to the environment and Environmental Law affecting the property or the operations and activities of any Group Member within the jurisdiction of any Governmental Authority;

unless such cause of action, suit or claim is based upon a material breach of an Indemnitee’s representations or warranties, or any failure of an Indemnitee or its Affiliates to perform or comply, in any material respect, with any of its covenants or agreements, in this Agreement or in any other Transaction Documents, or any violations by an Indemnitee or its Affiliates of state or federal securities or other laws or regulations, or any conduct by such Indemnitee or its Affiliate which constitutes bad faith, fraud, gross negligence or willful misconduct.

Any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to purchase price for Tax purposes, except as otherwise required by law or deemed impermissible under IFRS or U.S. GAAP, as applicable. Such payment shall not result in an adjustment to the value of the original investment reported by the Company under IFRS or U.S. GAAP, as applicable.

(ii) Third Party Claims. Promptly after receipt by any Indemnitee or Company Indemnitee (in either case, an “Indemnified Party”) of notice of any demand, claim, or circumstances from a third party which would or might give rise to a claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 9(k)(i) (a “Third Party Claim”), such Indemnified Party shall promptly notify the Buyer or the Company (as applicable, the “Indemnifying Party”) in writing describing such Indemnified Liabilities or Company Indemnified Liabilities, as applicable (the “Indemnified Loss”), including the amount thereof, if known, in such detail as is reasonably practicable and the Indemnifying Party shall have sixty (60) calendar days after receipt of such notice to notify the Indemnified Party that it elects to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually and materially and adversely prejudiced by such failure to notify. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (I) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (II) the Indemnifying Party shall have failed to assume the defense of such action within such sixty (60) calendar day period, or (III) in the reasonable judgment of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not affect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such action and such settlement shall not include any admission as to fault on the part of the Indemnified Party. For the avoidance of doubt, the obligations of the Indemnitees and Company Indemnitees contained in this Section 9(k)(ii) shall apply to Third Party Claims only, and shall not apply to direct claims by or between an Indemnitee and the Company.

(iii) Limitations.

(A) Except in the case of Fraud or Willful Breach and in respect of Environmental Indemnified Liabilities, notwithstanding anything to the contrary, (x) the maximum aggregate liability of the Company for all Indemnified Losses under Section 9(k)(i) (other than in respect of Indemnified Losses relating to Environmental Indemnified Liabilities) shall be an amount equal to [***]% of the amount that has been actually funded by the Buyer on the Initial Closing Date (provided, that, such amount is to be increased to account for the amount that has been actually funded by the Buyer as of the Delayed Closing Date if the Delayed Closing Date has occurred) and (y) the maximum aggregate liability of the Buyer for all Indemnified Losses under Section 9(k)(i) shall be not exceed an amount equal to [***]% of the sum of the principal amount of the Notes that remains outstanding at the time of the notice of a claim brought under Section 9(k)(i) plus accrued and unpaid interest thereon.

(B) Prior to and in conjunction with seeking indemnification, an Indemnified Party shall use its commercially reasonable efforts to mitigate the amount of Indemnified Losses for which it may be entitled to indemnification hereunder.

(C) Except in the case of criminal activity, Fraud or Willful Breach, the right of the Indemnitees to be indemnified pursuant to this Section 9(k) will be the sole and exclusive remedy of the Indemnitees with respect to all monetary losses in connection with, arising out of, or resulting from the subject matter of this Agreement. Notwithstanding any other provision of this Agreement, no party hereto shall be liable for any exemplary or punitive damages or any other damages to the extent not reasonably foreseeable arising out of or in connection with this Agreement or the transactions contemplated hereby (in each case, unless any such damages are awarded pursuant to a third party claim). Notwithstanding the foregoing, nothing in this Section 9(k) will limit any party’s right to seek and obtain specific performance or injunctive relief to which any party may be entitled or limit or diminish the rights of the applicable Indemnitees to indemnification under the Production Payment Agreement pursuant to the indemnification provisions contained therein.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each party to this Agreement shall be entitled to enforce all rights provided herein specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the parties recognize that in the event that any party fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the non-breaching parties. The parties therefore agrees that the non-breaching parties shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state, local or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Transaction Agreement to be duly executed as of the date first written above.

COMPANY:

LITHIUM AMERICAS CORP.

By:	/s/ Jonathan Evans
Name:	Jonathan Evans
Title:	Chief Executive Officer

[Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Transaction Agreement to be duly executed as of the date first written above.

BUYER:

OMF TRADING IV LLC

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Authorized Signatory

[Signature Page to Transaction Agreement]

BUYER SCHEDULE

Initial Closing

(1)	(2)	(3)	(4)	(5)
Buyer	Address and Email	Original Principal Amount of Notes	Purchase Price	Legal Representative’s Address
OMF Trading IV LLC	Please deliver any notices other than Pre-Notices to: [***] Attention: [***] Email: [***]	$195,000,000	$192,075,000	Torys LLP 79 Wellington Street West, Suite 3000 Toronto, Ontario M5K 1N2 Attention: Michael Pickersgill Email: [***]

Delayed Closing

(1)	(2)	(3)	(4)	(5)
Buyer	Address and Email	Original Principal Amount of Notes	Purchase Price	Legal Representative’s Address
OMF Trading IV LLC	Please deliver any notices other than Pre-Notices to: [***] Attention: [***] Email: [***]	$30,000,000	$29,550,000	Torys LLP 79 Wellington Street West, Suite 3000 Toronto, Ontario M5K 1N2 Attention: Michael Pickersgill Email: [***]

ANNEXES

Annex I	Certain Defined Terms

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Production Payment Agreement
Exhibit D	Form of Company Officer’s Certificate
Exhibit E	Form of Secretary’s Certificate
Exhibit F	Form of Buyer’s Officer’s Certificate

Annex I

CERTAIN DEFINED TERMS

“Canadian Securities Laws” means the applicable securities laws of British Columbia and any other applicable Province or Territory of Canada, the regulations made and forms prescribed thereunder together with all applicable published rules, instruments, binding policy statements and blanket orders and rulings applicable in British Columbia and any other applicable Province or Territory of Canada and all other Applicable Laws regulating trading in, or the issuance of securities, including the rules and policies of any applicable stock exchange.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“DOE” means the United States Department of Energy, an agency of the United States of America.

“DOE Loan” means that certain Loan Arrangement and Reimbursement Agreement, dated as of October 28, 2024, by and between the Project Company and the U.S. Department of Energy, as amended by that certain Omnibus Amendment, dated as of December 17, 2024.

“DTC” means the Depository Trust Company.

“EDGAR” means the Electronic Document Gathering and Retrieval System (EDGAR) of the SEC.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) any exposure to any Hazardous Substances, (d) the Release or threatened Release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Event of Default” shall have the meaning assigned such term in the Notes.

“Fraud” means an actual and intentional misrepresentation, omission or concealment of a material fact by a party to this Agreement with respect to one of its written representations or warranties contained in this Agreement, (a) made with actual knowledge that the applicable representation or warranty was false, (b) made with the intent to induce the Company, in the case of the Buyer, in the case of the Company, to enter into this Agreement and (c) that caused the

Company, in the case of the Buyer, in the case of the Company, in reasonable reliance upon such misrepresentation, omission or concealment of a material fact to (i) enter into this Agreement and (ii) suffer damages as a result of such reasonable reliance. For the avoidance of doubt, “Fraud” expressly excludes any claim based on constructive fraud, negligence misrepresentation, recklessness or a similar theory.

“Funded Indebtedness” means Indebtedness of the Company or any of its Subsidiaries that (i) arises from the lending of money by any person to the Company or any of its Subsidiaries, (ii) is evidenced by bonds, debentures, notes or similar instruments, (iii) constitutes Capital Lease Obligations (as defined in the Notes), (iv) consists of obligations in respect of the deferred purchase price of property (excluding accounts payable incurred in the ordinary course of business), (v) constitutes obligations (contingent or otherwise) as an account party in respect of letters of credit, (vi) constitutes an Off-Balance Sheet Liability, (vii) constitutes a guarantee of Indebtedness of the type described in any of clauses (i)-(vi) and (viii) of this definition of Funded Indebtedness or (viii) constitutes Indebtedness of the type described in any of clauses (i)-(vii) of this definition of Funded Indebtedness of another Person that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (as defined in the Notes) on property owned or acquired by the Company or any of its Subsidiaries, whether or not the Indebtedness secured thereby has been assumed.

“GM JV Agreement” shall mean the amended and restated Limited Liability Company Agreement of Lithium Nevada Ventures LLC, dated December 20, 2024.

“Incentive Compensation Plan” means the Company’s equity incentive plan as disclosed in SEC Documents, pursuant to which the Company may grant stock options exercisable to purchase Common Shares, deferred stock units, restricted share units and performance share units for short- and long-term incentive compensation to directors and officers of the Company.

“Intellectual Property” shall have the meaning assigned such term in the DOE Loan.

“KV Project LLC” means KV Project LLC, a Nevada limited liability company.

“Material Adverse Effect” means any change, event, occurrence, condition, circumstance, effect, fact or development that has, or could reasonably be expected to have, individually or together with all other changes, events, occurrences, conditions, circumstances, effects, facts or developments, a material and adverse effect on: (i) the Project Property (including the ability of the applicable operator to construct, develop and operate the Project substantially in accordance with the Mine Plan in effect at the time of the occurrence of the Material Adverse Effect); (ii) the ability of the Company to perform its obligations under the Transaction Documents or the Buyer to exercise its rights or remedies under the Transaction Documents; or (iii) causes any significant decrease to expected lithium product production at the Project based on the Mine Plan in effect immediately prior to the occurrence of the Material Adverse Effect.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

“Planning Documents” means, collectively, the Construction Budget, the Integrated Project Schedule, the Mine Plan, the Operating Plan and the O&M Budget as specified therein, the Major Project Documents, and all Required Project Approvals.

“Project Company” means Lithium Nevada LLC (f/k/a Lithium Nevada Corp.), a Nevada limited liability company.

“Required Project Approvals” means the project approvals set forth on the Required Project Approvals Schedule.

“Required Project Approvals Schedule” means Schedule 6.07(a) of the DOE Loan, as updated or otherwise supplemented pursuant to Section 5.01(w) thereof.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty's Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“subsidiary” or “Subsidiary” means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with IFRS as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“U.S. GAAP” means United States Generally Accepted Accounting Principles.

EXHIBIT A

FORM OF NOTES

[Attached.]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

[Attached.]

EXHIBIT C

FORM OF PRODUCTION PAYMENT AGREEMENT

[Attached.]

EXHIBIT D-1

FORM OF OFFICER’S CERTIFICATE (INITIAL CLOSING)

[Attached.]

EXHIBIT D-2

FORM OF OFFICER’S CERTIFICATE (DELAYED CLOSING)

[Attached.]

EXHIBIT E

FORM OF SECRETARY’S CERTIFICATE

[Attached.]

EXHIBIT F

FORM OF BUYER’S OFFICER’S CERTIFICATE

[Attached.]